SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 28, 2002

SUNTRON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-49651	86-1038668

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2501 West Grandview Road, Phoenix, Arizona	85023

(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code:	(602) 789-6600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets

         Effective February 28, 2002, two wholly owned subsidiaries of Suntron Corporation (“Suntron”) merged with and into EFTC Corporation (“EFTC”) and Thayer-Blum Funding II, L.L.C. (“TBF II”), which was the sole shareholder of K*TEC Electronics Holding Corporation (“K*TEC”). As a result of the business combination, EFTC and TBF II each became wholly owned subsidiaries of Suntron. K*TEC is 100% owned by TBF II (which has been renamed K*TEC Operating Company, L.L.C.) and, therefore, is now an indirect subsidiary of Suntron.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Business Acquired

Independent auditors’ reports of KPMG LLP and Arthur Andersen LLP

Consolidated balance sheets as of December 31, 2000 and 2001

Consolidated statements of operations for the period from September 14, 2000 (inception) through December 31, 2000, and for the year ended December 31, 2001

Consolidated statements of member’s equity for the period from September 14, 2000 (inception) through December 31, 2000, and for the year ended December 31, 2001

Consolidated statements of cash flows for the period from September 14, 2000 (inception) through December 31, 2000, and for the year ended December 31, 2001

Notes to consolidated financial statements

(b) Pro Forma Financial Information

Introduction to unaudited pro forma combined financial statements

Unaudited pro forma combined balance sheet as of December 31, 2001

Unaudited pro forma combined statements of operations for the years ended December 31, 2000 and 2001

Notes to unaudited pro forma combined financial statements

(c) Exhibits

Exhibit No.	Description of Exhibit

2.1	Amended and Restated Agreement and Plan of Merger, dated as of May 3, 2001, by and among EFTC Corporation, K*TEC Electronics Holding Corporation, Thayer-BLUM Funding II, L.L.C. and Suntron Corporation (incorporated by reference to Exhibit 2.1 of Suntron Corporation’s Registration Statement on Form S-4 (Registration No. 333-72992)) filed on November 8, 2001.(1)

(1)	Incorporated by reference to the Registrant’s Report on Form 8-K filed on March 15, 2002.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNTRON CORPORATION

Date: May 14, 2002	By:	/s/ Peter W. Harper

	Name:	Peter W. Harper

	Title:	Chief Financial Officer and Secretary

SUNTRON CORPORATION
Index to Consolidated Financial Statements and Supplementary Information

Page(s)

Consolidated Financial Statements of K*TEC Operating Company, L.L.C.:

Independent auditors’ reports of KPMG LLP and Arthur Andersen LLP	F-2 to F-3

Consolidated balance sheets as of December 31, 2000 and 2001	F-4 to F-5

Consolidated statements of operations for the period from September 14, 2000 (inception) through December 31, 2000, and for the year ended December 31, 2001	F-6

Consolidated statements of member’s equity for the period from September 14, 2000 (inception) through December 31, 2000, and for the year ended December 31, 2001	F-7

Consolidated statements of cash flows for the period from September 14, 2000 (inception) through December 31, 2000, and for the year ended December 31, 2001	F-8 to F-9

Notes to consolidated financial statements	F-10 to F-23

Pro Forma Combined Financial Statements of Suntron Corporation:

Introduction to unaudited pro forma combined financial statements	F-24

Unaudited pro forma combined balance sheet as of December 31, 2001	F-25

Unaudited pro forma combined statements of operations for the years ended December 31, 2000 and 2001	F-26 to F-27

Notes to unaudited pro forma combined financial statements	F-28 to F-30

INDEPENDENT AUDITORS’ REPORT

To the Member
K*TEC Operating Company, L.L.C.:

         We have audited the accompanying consolidated balance sheet of K*TEC Operating Company, L.L.C. (formerly known as Thayer-BLUM Funding II, L.L.C.) and subsidiary as of December 31, 2001, and the related consolidated statements of operations, member’s equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of K*TEC Operating Company, L.L.C. and subsidiary as of December 31, 2001, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Phoenix, Arizona
April 11, 2002, except as to Note 4 which
  is as of April 15, 2002 and Note 11 which
  is as of May 7, 2002

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Member
K*TEC Operating Company, L.L.C.:

         We have audited the accompanying consolidated balance sheet of K*TEC Operating Company, L.L.C. (formerly known as Thayer-BLUM Funding II, L.L.C.) and subsidiary as of December 31, 2000, and the related consolidated statements of operations, member’s equity and cash flows for the period from September 14, 2000 (inception) through December 31, 2000. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of K*TEC Operating Company, L.L.C. and subsidiary as of December 31, 2000, and the results of their operations and their cash flows for the period from September 14, 2000 (inception) through December 31, 2000, in conformity with accounting principles generally accepted in the United States.

/s/ Arthur Andersen LLP

Houston, Texas
May 25, 2001 (except with respect to the fourth paragraph of
  Note 4, as to which the date is November 7, 2001)

K*TEC OPERATING COMPANY, L.L.C. AND SUBSIDIARY
(formerly known as Thayer-BLUM Funding II, L.L.C.)
CONSOLIDATED BALANCE SHEETS
December 31, 2000 and 2001
(Dollars in Thousands)

	2000	2001

ASSETS

Current Assets:

Cash and equivalents	$34,120	$64

Trade receivables, net of allowance for bad debts of $2,917 and $3,853	71,991	14,256

Inventories	119,583	54,155

Deferred income taxes	970	—

Prepaid expenses and other	920	894

Total current assets	227,584	69,369

Property, Plant and Equipment, at cost:

Land	4,748	4,748

Building and improvements	18,738	19,219

Manufacturing machinery and equipment	30,937	37,920

Furniture, computer equipment and software	16,658	17,556

Total property, plant and equipment	71,081	79,443

Less accumulated depreciation and amortization	(3,501)	(19,211)

Net property, plant and equipment	67,580	60,232

Intangible and Other Assets:

Goodwill, net of accumulated amortization of $640 and $3,278	78,483	75,875

Other intangible assets, net of accumulated amortization of $83 and $510	967	540

Debt issuance costs and other	250	1,357

Deferred income taxes	1,009	—

Total intangible and other assets	80,709	77,772

	$375,873	$207,373

(Continued)

The accompanying notes are an integral part of these consolidated financial statements.

K*TEC OPERATING COMPANY, L.L.C. AND SUBSIDIARY
(formerly known as Thayer-BLUM Funding II, L.L.C.)
CONSOLIDATED BALANCE SHEETS, Continued
December 31, 2000 and 2001
(Dollars in Thousands)

	2000	2001

LIABILITIES AND MEMBER’S EQUITY

Current Liabilities:

Accounts payable	$55,352	$10,080

Accrued compensation and benefits	3,691	2,127

Accrued interest expense	1,325	1,721

Payable to affiliates	—	1,667

Accrued exit costs related to facility closures	2,491	1,437

Accrued property taxes	1,477	1,131

Outstanding checks in excess of cash balances	—	900

Contract labor accrual	7,061	326

Deferred revenue	6,588	—

Income taxes payable	2,266	—

Other accrued liabilities	2,954	3,575

Total current liabilities	83,205	22,964

Long-term Debt	62,202	43,758

Commitments, Contingencies and Subsequent Event (Notes 7, 8 and 11)

Member’s Equity	230,466	140,651

	$375,873	$207,373

The accompanying notes are an integral part of these consolidated financial statements.

K*TEC OPERATING COMPANY, L.L.C. AND SUBSIDIARY
(formerly known as Thayer-BLUM Funding II, L.L.C.)
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Period from September 14, 2000 (Inception) Through December 31, 2000
and for the Year Ended December 31, 2001
(Dollars in Thousands)

	2000	2001

Net Sales	$135,686	$226,376

Cost of Goods Sold	126,992	264,853

Gross profit (loss)	8,694	(38,477)

Operating Costs and Expenses:

Selling, general and administrative expenses	4,015	16,125

Related party expenses:

Acquisition and financing expenses	2,300	2,500

Management fees	225	1,000

Cross services	—	220

Merger costs	—	805

Goodwill amortization	640	2,638

Total operating costs and expenses	7,180	23,288

Operating income (loss)	1,514	(61,765)

Other Income (Expense):

Interest expense	(1,325)	(8,786)

Loss on disposal of assets	—	(3)

Interest and other income	564	452

Income (loss) before income taxes	753	(70,102)

Income Tax Benefit (Expense)	(287)	287

Net income (loss)	$466	$(69,815)

The accompanying notes are an integral part of these consolidated financial statements.

K*TEC OPERATING COMPANY, L.L.C. AND SUBSIDIARY
(formerly known as Thayer-BLUM Funding II, L.L.C.)
CONSOLIDATED STATEMENTS OF MEMBER’S EQUITY
For the Period from September 14, 2000 (Inception) Through December 31, 2000
and for the Year Ended December 31, 2001
(Dollars in Thousands)

Balance, September 14, 2000 (inception)	$—

Member’s capital contributions	230,000

Net income	466

Balance, December 31, 2000	230,466

Distribution to member	(20,000)

Net loss	(69,815)

Balance, December 31, 2001	$140,651

The accompanying notes are an integral part of these consolidated financial statements.

K*TEC OPERATING COMPANY, L.L.C. AND SUBSIDIARY
(formerly known as Thayer-BLUM Funding II, L.L.C.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Period from September 14, 2000 (Inception) Through December 31, 2000
and for the Year Ended December 31, 2001
(Dollars in Thousands)

	2000	2001

Cash Flows from Operating Activities:

Net income (loss)	$466	$(69,815)

Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:

Depreciation and amortization	4,224	18,775

Amortization of debt issuance costs	—	3,310

Deferred income tax expense (benefit)	(1,979)	1,979

Write-down of excess and obsolete inventories	1,465	9,792

Provision for doubtful accounts receivable	176	936

Changes in operating assets and liabilities, net of effects of purchase of business— Decrease (increase) in— Trade receivables	(5,402)	56,799

Inventories	(18,591)	55,636

Prepaid expenses and other	502	59

Increase (decrease) in— Accounts payable	(1,062)	(43,089)

Accrued compensation and benefits	1,288	(1,564)

Other accrued liabilities	2,377	(14,305)

Net cash provided (used) by operating activities	(16,536)	18,513

Cash Flows from Investing Activities:

Proceeds from sale of equipment	—	778

Payments for acquisition of K*TEC Electronics Holding Corporation	(175,350)	—

Capital expenditures	(3,760)	(11,386)

Net cash used by investing activities	(179,110)	(10,608)

Cash Flows from Financing Activities:

Member’s capital contributions	230,000	—

Increase in outstanding checks in excess of cash balances	—	900

Distribution to member	—	(20,000)

Proceeds from long-term borrowings	—	269,348

Principal payments on long-term borrowings	—	(287,792)

Payments for debt issuance costs	(234)	(4,417)

Net cash provided (used) by financing activities	229,766	(41,961)

Net increase (decrease) in cash and equivalents	34,120	(34,056)

Cash and Equivalents, beginning of period	—	34,120

Cash and Equivalents, end of period	$34,120	$64

The accompanying notes are an integral part of these consolidated financial statements.

K*TEC OPERATING COMPANY, L.L.C. AND SUBSIDIARY
(formerly known as Thayer-BLUM Funding II, L.L.C.)
CONSOLIDATED STATEMENTS OF CASH FLOWS, Continued
For the Period from September 14, 2000 (Inception) Through December 31, 2000
and for the Year Ended December 31, 2001
(Dollars in Thousands)

	2000	2001

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$—	$5,080

The accompanying notes are an integral part of these consolidated financial statements.

K*TEC OPERATING COMPANY, L.L.C. AND SUBSIDIARY
(formerly known as Thayer-BLUM Funding II, L.L.C.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)

1. Nature of Business and Significant Accounting Policies

         Nature of Business. K*TEC Operating Company, L.L.C. (“Operating”), formerly known as Thayer-BLUM Funding II, L.L.C., is a limited liability company (“L.L.C.”) formed on September 14, 2000 for the purpose of acquiring K*TEC Electronics Holding Corporation (“Holding”), formerly K*TEC Electronics Corporation. Operating and Holding are collectively referred to herein as the Company.

         The Company is an independent provider of electronic manufacturing services to original equipment manufacturers in the semiconductor capital equipment, industrial controls and instrumentation, telecommunications and networking equipment and other electronic markets. The Company’s manufacturing services consist of assembling complex printed circuit boards (using both surface mount and pin-through-hole technologies), cables, sheet metal and plastic enclosures, electromechanical devices and complete “box build” products.

         The Company operates in one business segment and substantially all of its operations are conducted in the United States.

         Basis of Presentation. As discussed in Note 2, on October 10, 2000, Operating acquired all of the outstanding common stock of Holding from Kent Electronics Corporation (the “Former Parent”) in a business combination accounted for as a purchase. The accompanying consolidated financial statements present the results of Operating from its inception (September 14, 2000) and Holding beginning on October 10, 2000 (the date Operating acquired Holding). The activities of Operating consist solely of its investment in Holding. All intercompany balances and transactions have been eliminated in consolidation.

         Use of Estimates. In conformity with generally accepted accounting principles in the United States, the preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. The actual results could differ significantly from those estimates.

         The accompanying consolidated financial statements are based on several significant estimates, including the allowance for doubtful accounts, the write-down of inventories to the lower of cost or market, the valuation allowance for deferred income tax assets, the selection of estimated useful lives of intangible assets and property, plant and equipment, and estimates of future cash flows related to the assessment of impairment of goodwill.

         Fiscal Year. For financial reporting purposes, the Company’s fiscal year ends on December 31st. Except for the fourth quarter of each year, the Company’s fiscal quarters end on the Sunday closest to the end of each calendar quarter.

         Cash and Equivalents. The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

         Inventories. Inventories are stated at the lower of standard cost (which approximates weighted average cost) or market. The Company evaluates inventory on hand, forecasted demand, contractual protections and net realizable values in order to determine whether an adjustment to the carrying amount of inventory is necessary. Groups of identifiable inventory are segregated by customer or category of inventory

K*TEC OPERATING COMPANY, L.L.C. AND SUBSIDIARY
(formerly known as Thayer-BLUM Funding II, L.L.C.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)

and the adjustment to carrying value for such groups are tracked separately. If the Company records a write-down to reduce the cost of inventories to market, such write-down is not subsequently reversed.

         Property, Plant and Equipment. Property, plant and equipment are stated at cost. Material expenditures that increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of normal maintenance and repairs is charged to operating expenses as incurred. Upon disposal of an asset, the cost of the properties and the related accumulated depreciation are removed from the accounts, and any gains or losses are reflected in current operations. Leasehold improvements are amortized over the lesser of the term of the lease or the estimated life of the improvement. Depreciation is computed using the straight-line method over the following estimated useful lives:

Years

Building and improvements	10 to 30

Manufacturing machinery and equipment	3 to 10

Furniture, computer equipment and software	2 to 7

         For the period from September 14, 2000 (inception) through December 31, 2000, and for the year ended December 31, 2001, the Company recognized depreciation and amortization expense related to property, plant and equipment of $3,501 and $15,710, respectively.

         Goodwill and Other Intangible Assets. Goodwill represents the excess of cost over fair value of the net assets acquired and is being amortized using the straight-line method over 30 years. For the period from September 14, 2000 (inception) through December 31, 2000, and for the year ended December 31, 2001, the Company recognized amortization expense related to goodwill of $640 and $2,638, respectively. Other intangible assets are amortized using the straight-line method and consist of a covenant not to compete for $200 which is being amortized over 18 months, a customer agreement for $800 which is being amortized over 36 months, and other intangible assets for $50 which are being amortized over 15 months. Amortization expense for other intangible assets for the period from September 14, 2000 (inception) through December 31, 2000, and for the year ended December 31, 2001, amounted to $83 and $427, respectively.

         Revenue Recognition. The Company recognizes revenue upon shipment of products to customers. The Company recognizes revenue for services when the services are provided. The Company also recognizes revenue on bill and hold transactions when the product is completed and is ready to be shipped and the risk of loss on the product has been transferred to the customer. The Company holds inventory on behalf of customers as requested by the customer in accordance with the customer’s fixed delivery schedule. Inventory sold to customers under bill and hold transactions is segregated from the Company’s inventory and is not subject to being used to fill other orders. The Company includes shipping and handling amounts that are billed to customers in net sales, and the related costs are classified as selling, general and administrative expenses.

         Stock-based Compensation. Holding uses the intrinsic value method to account for stock-based compensation issued to employees. Accordingly, compensation cost for stock options granted to employees is measured as the excess, if any, of the fair value of Holding’s common stock at the measurement date (generally, the date of grant) over the amount an employee must pay to acquire the stock. Pro forma disclosures are presented in Note 9 to reflect the impact on earnings if Holding had adopted the alternative method under Statement of Financial Accounting Standards (SFAS) No. 123, which prescribes the use of an option-pricing model to determine the fair value of stock options.

K*TEC OPERATING COMPANY, L.L.C. AND SUBSIDIARY
(formerly known as Thayer-BLUM Funding II, L.L.C.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)

         Impairment of Long-Lived Assets. The Company assesses impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset, including goodwill, may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net cash flows, excluding interest expense, expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized will be measured as the amount by which the carrying amount of the asset exceeds its fair value.

         For purposes of evaluating impairment of goodwill, management considers historical results and current projections in estimating the future undiscounted cash flows of the business to which the goodwill relates. For purposes of determining the fair value of impaired assets that are held and used, the projected cash flows are then discounted at a rate corresponding to the Company’s estimated cost of capital. See also discussion of “New Accounting Standards”.

         Income Taxes. Operating has made an election to be taxed as a corporation for Federal and state income tax purposes. Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates will be recognized in income in the period that includes the enactment date.

         Financial Instruments. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying amounts of cash and equivalents, trade receivables, accounts payable and accrued liabilities approximate fair value because of the short maturity of these instruments. The fair value of the Company’s long-term debt is discussed in Note 4.

         New Accounting Standards. In July 2001, the Financial Accounting Standards Board (“FASB”) issued Statement No. 141, Business Combinations and Statement No. 142, Goodwill and Other Intangible Assets. Statement No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Statement 141 also specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported apart from goodwill. Statement No. 142 addresses how intangible assets that are acquired individually or with a group of other assets (but not those acquired in a business combination) should be accounted for in financial statements upon their acquisition. This Statement also addresses how goodwill and other intangible assets should be accounted for after they have been initially recognized in the financial statements.

         The provisions of Statement No. 141 apply to all business combinations initiated after June 30, 2001. The provisions also apply to all business combinations accounted for using the purchase method for which the date of acquisition is July 1, 2001 or later. The provisions of Statement No. 142 are required to be adopted by the Company beginning in the first quarter of 2002. The effect of these Statements on the Company will be the elimination of the amortization of goodwill that is currently being amortized over 30 years and the requirement to begin testing goodwill and other intangible assets for impairment at least on an annual basis. Management expects that the initial impact of adopting these Statements will result in the

K*TEC OPERATING COMPANY, L.L.C. AND SUBSIDIARY
(formerly known as Thayer-BLUM Funding II, L.L.C.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)

write-off of substantially all goodwill, which will be accounted for as the cumulative effect of a change in accounting principle in the quarter ended March 31, 2002.

         In August 2001, the FASB issued Statement No. 143, Accounting for Asset Retirement Obligations. This standard requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes a cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its present value each period, and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement. This standard is effective for fiscal years beginning after June 15, 2002, with earlier application encouraged. Management does not believe the initial application of Statement 143 will have a significant impact on the Company’s consolidated financial statements.

         In October 2001, the FASB issued Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which replaces FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The accounting model for long-lived assets to be disposed of by sale applies to all long-lived assets, including discontinued operations, and replaces the provisions of APB Opinion No. 30, Reporting Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, for the disposal of segments of a business. Statement 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations would no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. Statement 144 also broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. The provisions of Statement 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally, are to be applied prospectively. Management does not believe the initial application of Statement 144 will have a significant impact on the Company’s consolidated financial statements.

         Reclassifications. Certain reclassifications have been made to the 2000 financial statements to conform to the presentation in 2001. These reclassifications had no effect on the previously reported net income.

K*TEC OPERATING COMPANY, L.L.C. AND SUBSIDIARY
(formerly known as Thayer-BLUM Funding II, L.L.C.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)

2. Business Combination

         On October 10, 2000, Operating acquired all of the outstanding common stock of Holding from the Former Parent in a business combination accounted for as a purchase. The purchase price amounted to $238,009, consisting of a cash payment to the seller of $175,000, notes payable to the seller of $62,202 and acquisition costs of $807. The purchase price allocation was based on the estimated fair value of the assets acquired and liabilities assumed, as follows:

Trade receivables, net	$66,922

Inventories	102,457

Prepaid expenses and other	1,072

Property, plant and equipment	67,336

Goodwill	79,089

Other intangible assets	1,050

Liabilities assumed and other	(79,917)

$238,009

         In applying purchase accounting, the historical cost basis of property, plant and equipment was increased by $1,980, and inventories were reduced by $21,219 to arrive at the fair value amounts shown above. The Company accrued $2,995 of remaining noncancelable lease costs associated with facilities in Milpitas, California and Austin, Texas, as part of exit plans to relocate those operations. Approximately $615 of these lease costs were paid in 2000, $1,268 was paid in 2001, and the remaining $1,112 is expected to be paid in 2002.

         Approximately $20,200 of the purchase price is subject to a dispute that is expected to be settled through arbitration proceedings. The disputed amounts include approximately $9,400 for the valuation of receivables, $4,900 for impairment of software, $3,900 for unrecorded liabilities, and $2,000 for other issues. The maximum amount claimed by the Former Parent is reflected as a liability because the Company owes this amount to the Former Parent under a note obligation. The Company will account for the outcome of this dispute as an adjustment to the purchase price and, accordingly, will record the result when and to the extent the arbitration is settled. In the case of a favorable settlement, the note payable to the Former Parent will be reduced or eliminated. Management believes the arbitration proceedings will be completed by the third quarter of 2002. Subsequent to year-end, the Company reached a settlement with the former Parent (see Note 11).

         The effective date of the acquisition was October 7, 2000. No events occurred between October 7, 2000 and October 10, 2000 that materially affected the Company’s financial position or results of operations. The significant terms of debt incurred in connection with the acquisition are described in Note 4.

K*TEC OPERATING COMPANY, L.L.C. AND SUBSIDIARY
(formerly known as Thayer-BLUM Funding II, L.L.C.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)

         The table below reflects unaudited pro forma combined results of the Company as if the acquisition had taken place as of January 1, 2000:

Net sales	$421,250

Net loss	$(3,347)

         The unaudited pro forma data gives effect to actual operating results prior to the acquisition, adjusted to include the pro forma effect of interest expense on acquisition debt, amortization of intangibles and the elimination of all income tax benefits. In management’s opinion, these unaudited pro forma amounts are not necessarily indicative of what the actual combined results of operations might have been if the acquisition had been effective as of January 1, 2000.

3. Inventories

         At December 31, 2000 and 2001, inventories are summarized as follows:

	2000	2001

Raw materials	$80,035	$34,356

Work in process	9,755	1,860

Finished goods and completed sub-assemblies	29,793	17,939

Total	$119,583	$54,155

         For the period from September 14, 2000 (inception) through December 31, 2000, and for the year ended December 31, 2001, the Company recorded charges for excess and obsolete inventories of $1,465 and $9,792, respectively. The determination of write-downs related to excess and obsolete inventories requires management’s estimates about the outcome of uncertainties, including our customers’ level of financial responsibility when an order is cancelled, the ability to liquidate inventories in volatile electronic component markets, and the timing and amount of future orders from The Company’s customers.

4. Debt Financing

         At December 31, 2000 and 2001, long-term debt consists of the following:

	2000	2001

Note payable to Citibank, N.A. under revolving line of credit, interest at variable rates (weighted average rate of 5.9% at December 31, 2001), collateralized by substantially all assets, due February 2005	$—	$31,556

Note payable to Former Parent, interest at the prime rate (9.5% at December 31, 2000), collateralized by substantially all assets, interest and principal paid in January 2001	50,000	—

Note payable to Former Parent, interest at variable rate (10.0% and 14.0% at December 31, 2000 and 2001, respectively), unsecured, balance due upon settlement of arbitration proceedings	12,202	12,202

Total	$62,202	$43,758

K*TEC OPERATING COMPANY, L.L.C. AND SUBSIDIARY
(formerly known as Thayer-BLUM Funding II, L.L.C.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)

         Acquisition Debt Financing. In connection with the acquisition of Holding, the Former Parent provided initial financing for an aggregate of $62,202. The interest rate on the $12,202 note payable to Former Parent was 10.0% until February 2001, with an increase to 12.0% until June 2001 when the rate is 14.0% until the maturity date. See also Note 2 for discussion of a dispute with Former Parent that may result in the reduction or elimination of this note payable to the extent the dispute is resolved favorably through arbitration proceedings.

         The fair value of these notes in the aggregate principal amount of $62,202 at December 31, 2000 is approximately equal to the carrying value since there were no significant changes in interest rates or the Company’s credit risk from the issuance date through December 31, 2000. At December 31, 2001, it is not practicable to estimate the fair value of the remaining note with an outstanding principal balance of $12,202 due to significant changes in 2001 in interest rates, a change in the collateral under the notes when the Company obtained its revolving line of credit with Citibank, the continuing dispute over the purchase price that is currently subject to arbitration proceedings, the Company’s pending reorganization with Suntron, and other factors which would have an impact on the fair value of this financial instrument.

         Refinancing of Acquisition Debt. On January 26, 2001, Holding entered into a credit agreement with Citibank, N.A., to refinance the $50,000 of notes payable to Former Parent and to provide financing for working capital requirements. Due to the refinancing on a long-term basis of the notes payable to the Former Parent, these notes are included in long-term debt in the accompanying balance sheets. The credit facility initially provided for a $175,000 revolving line of credit with a maturity date of January 2006. The interest rate was the prime rate plus 1.50% for “Base Rate” borrowings and the LIBOR rate plus 3.00% for “LIBOR Rate” borrowings. The Company can periodically elect to use either the base rate or LIBOR rate in connection with borrowings under the line of credit. Total borrowings are subject to limitation based on a percentage of eligible accounts receivable, inventories, real estate and equipment. Substantially all of Holding’s assets are pledged as collateral for outstanding borrowings. The credit agreement requires compliance with certain financial and non-financial covenants, including quarterly requirements related to tangible net worth, Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”), and limitations on the amount of capital expenditures. The credit agreement also limits or prohibits Holding from paying dividends, incurring additional debt, selling significant assets or merging with other entities without the consent of the lenders.

         As of December 31, 2001, the borrowing base calculation permitted borrowings of approximately $38,337 and the outstanding principal balance on that date was $31,556, resulting in approximately $6,781 of availability. Beginning in the second quarter of 2001, Holding was not in compliance with certain covenants under the credit agreement and on November 7, 2001, Holding obtained a waiver for the covenant violations. In conjunction with the waiver, Holding and Citibank entered into an amendment to the credit agreement whereby the commitment under the revolving line of credit was reduced from $175,000 to $60,000 (with an increase to $75,000 upon consummation of the merger discussed in Note 10). Additionally, the interest rate increased to the prime rate plus 2.00% (6.75% at December 31, 2001) for “Base Rate” borrowings and the LIBOR rate plus 3.25% (weighted average rate of 5.6% at December 31, 2001) for “LIBOR Rate” borrowings. The maturity date of the credit facility was also changed to February 28, 2005. Due to the variable interest rate and the recent renegotiation of terms, management believes the fair value of this financial instrument approximates the recorded value of outstanding borrowings.

K*TEC OPERATING COMPANY, L.L.C. AND SUBSIDIARY
(formerly known as Thayer-BLUM Funding II, L.L.C.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)

         As discussed above, the November 7, 2001 amendment to the credit agreement resulted in a reduction in the borrowing commitment and an earlier maturity date. Accordingly, the Company applied the provisions of Emerging Issues Task Force Issue No. 98-14, “Debtor’s Accounting for Changes in Line-of-Credit or Revolving-Debt Arrangements” to the unamortized debt issuance costs related to this credit facility, which resulted in additional amortization of $2,586. This amount is included in interest expense in the accompanying consolidated statement of operations for the year ended December 31, 2001.

         In connection with the merger discussed in Note 10, EFTC Corporation (“EFTC”) became a party to the credit agreement in March 2002. As of March 18, 2002, the borrowing base calculation permitted borrowings of approximately $67,500 and the outstanding principal balance on that date was $17,900, resulting in $49,600 of availability. Effective as of March 14, 2002, the Company obtained a waiver to extend the delivery date to April 15, 2002, for the Company’s audited financial statements for the year ended December 31, 2001. Furthermore, on April 15, 2002, the Company obtained a waiver to extend the post-closing delivery requirements set forth in the credit agreement.

         Aggregate Maturities. Since the Company intends to refinance the note payable to Former Parent with borrowings under the Citibank credit facility, the entire amount of long-term debt outstanding at December 31, 2001, will be due in February 2005 when the Citibank agreement expires.

5. Income Taxes

         Income tax benefit (expense) for the period from September 14, 2000 (inception), through December 31, 2000, and for the year ended December 31, 2001, is comprised of the following:

	2000	2001

Current benefit (expense):

Federal	$(1,989)	$1,989

State	(277)	277

Total current	(2,266)	2,266

Deferred benefit (expense):

Federal	1,730	(1,730)

State	249	(249)

Total deferred	1,979	(1,979)

Income tax benefit (expense)	$(287)	$287

         Actual income tax expense differs from the amounts computed using the federal statutory tax rate of 34%, as follows:

	2000	2001

Income tax benefit (expense) at the statutory rate	$(256)	$23,835

State income taxes	(25)	30

Nondeductible expenses	(6)	(15)

Increase in valuation allowance	—	(23,563)

Income tax benefit (expense)	$(287)	$287

K*TEC OPERATING COMPANY, L.L.C. AND SUBSIDIARY
(formerly known as Thayer-BLUM Funding II, L.L.C.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)

         At December 31, 2000 and 2001, the tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities are presented below:

	2000	2001

Deferred tax assets—

Federal net operating loss carryforwards	$—	$17,078

Basis difference of property, plant and equipment	390	405

Goodwill and other intangible assets	853	884

Allowance for doubtful accounts receivable	43	813

Inventories	927	7,980

Accrued compensation, benefits and severance	—	300

Other	—	315

Total deferred tax assets	2,213	27,775

Less valuation allowance	—	(26,670)

Net deferred tax assets	2,213	1,105

Deferred tax liabilities-

Amortization of intangible assets	(234)	(1,105)

	$1,979	$—

         At December 31, 2001, the Company has a net operating loss carryforward for Federal income tax purposes of approximately $44,000. This carryforward may be used to reduce future taxable income generated by the Company. If not previously utilized, this carryforward will expire in 2021. SFAS 109 requires a “more likely than not” criterion be applied when evaluating the realizability of a deferred tax asset. Accordingly, the Company has provided a valuation allowance for all but $1,105 of its deferred tax assets as of December 31, 2001.

6. Business and Credit Concentrations

         The Company operates in the electronic manufacturing services segment of the electronics industry. Substantially all of the Company’s customers are located in the United States. For the period from September 14, 2000 (inception) through December 31, 2000, approximately 53%, 24% and 13% of the Company’s sales were derived from customers directly or indirectly engaged in the semiconductor capital equipment, networking, and telecommunications industries, respectively. For the year ended December 31, 2001, approximately 40%, 37% and 5% of the Company’s sales were derived from customers directly or indirectly engaged in the semiconductor capital equipment, networking, and telecommunications industries, respectively. The Company has a policy to regularly monitor the credit worthiness of its customers and provide for uncollectible amounts if credit problems arise. Customers may experience financial difficulties, including those that may result from industry developments, which may increase bad debt exposure to the Company. In addition, the electronics manufacturing services industry has been experiencing component supply shortages which have impacted the Company’s profitability in the past. If this situation recurs, the Company may experience reduced net sales and profitability in the future.

K*TEC OPERATING COMPANY, L.L.C. AND SUBSIDIARY
(formerly known as Thayer-BLUM Funding II, L.L.C.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)

         Sales to significant customers as a percentage of net sales for the period from September 14, 2000 (inception) through December 31, 2000, and for the year ended December 31, 2001, were as follows:

	2000	2001

Applied Materials, Inc.	50.7%	36.8%

Emulex Corporation	21.0%	28.7%

         At December 31, 2000, approximately $24,409 and $23,451 of the Company’s net trade receivables were due from Applied Materials, Inc. and Emulex Corporation, respectively. At December 31, 2001, approximately $2,730 and $2,565 of the Company’s net trade receivables were due from Applied Materials, Inc. and Emulex Corporation, respectively. The Company does not require collateral to support trade receivables.

7. Related Party Transactions

         Distribution. In April 2001, the Company paid a dividend of $20,000 to its sole owner.

         Management and Cross-Services Agreement. On March 27, 2001, Holding and EFTC executed a management and cross-services agreement whereby Holding and EFTC agreed to provide certain services to each other while they continued to negotiate the merger discussed in Note 10. Specifically, EFTC agreed to provide certain management and other services to Holding, including advice and assistance to Holding’s board in the development and execution of an operating and business plan and other services customarily provided by chief executive and chief financial officers. In exchange, Holding agreed to provide certain marketing, sales support and information technology services to EFTC and to pay a $20 monthly fee to the Company in consideration of the management services provided by EFTC to Holding.

         Financial Advisory Fees. In connection with the October 10, 2000 acquisition of Holding as described in Note 2, affiliates of Operating charged the Company fees of $2,300 for investment advisory services. In connection with the Citibank credit facility, in January 2001 affiliates of Operating charged the Company advisory fees of $1,750. In connection with the merger discussed in Note 10, Holding agreed to pay a financial advisory fee of $750 to affiliates of Operating. These fees were charged to operations in the accompanying financial statements.

         Management Fees. In October 2000, affiliates of Operating entered into a management agreement with Holding that requires the Company to pay a quarterly fee of $250. This management agreement states that the affiliates will provide certain management and consulting services in connection with corporate development activities and the operation and conduct of Holding. During the period from September 14, 2000 (inception) through December 31, 2000, and for the year ended December 31, 2001, Holding incurred management fees for services provided by affiliates of Operating of $225 and $1,000, respectively.

K*TEC OPERATING COMPANY, L.L.C. AND SUBSIDIARY
(formerly known as Thayer-BLUM Funding II, L.L.C.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)

         Sale of Equipment. In December 2001, EFTC purchased equipment from the Company for $778. The proceeds received were approximately equal to the net book value of this equipment.

         Transitional Services, System Sharing Agreement and Lease Agreement. In connection with the acquisition of Holding described in Note 2, a Transitional Services and System Sharing Agreement was entered into with the Former Parent. Under this agreement, for a period up to six months the Former Parent agreed to provide cash management services and support for a variety of financial and administrative functions.

         Additionally, prior to the divestiture, the Former Parent and Holding shared certain software, computers and related equipment (the “Shared Systems”). For a period of one year, the parties agreed to permit the mutual use of the Shared Systems regardless of which party owned the related asset.

         Under separate one-year agreements, the Former Parent and Holding entered into lease agreements that permitted Holding to lease a warehouse owned by the Former Parent, and Holding permitted the Former Parent to continue to utilize administrative office space in its building.

         Management believes the fair value of the services and rentals that are provided and received under all of these agreements is approximately equivalent whereby neither party is receiving a material benefit by the arrangement. Accordingly, no assets or obligations were recognized under purchase accounting for the expected impact of these arrangements. Holding and the Former Parent have completed the transition of several activities, including implementation of Holding’s cash management activities. Management does not believe the remaining transition activities will result in significant disruption to Holding’s business activities or processes and the remaining transition issues are not expected to require significant outlays for capital expenditures.

         Transactions with Affiliate. During 2001, the Company had sales of inventory to EFTC of $888 and purchases of inventory from EFTC of $921.

8. Commitments and Contingencies

         Employee Benefit Plan. Holding has a 401(k) Savings Plan covering substantially all employees, whereby Holding matches 100% of an employee’s contributions to a maximum of 3% of the employee’s compensation. Additional profit sharing contributions to the plan are at the discretion of the Board of Directors. During the period from September 14, 2000 (inception) through December 31, 2000, and for the year ended December 31, 2001, contributions by Holding to the Plan were approximately $223 and $684, respectively.

         Operating Leases. The Company has noncancelable operating leases for facilities and equipment that expire in various years through 2007. Lease expense under all operating leases amounted to $533 and $3,585 for the period from September 14, 2000 (inception) through December 31, 2000, and for the year ended December 31, 2001, respectively.

K*TEC OPERATING COMPANY, L.L.C. AND SUBSIDIARY
(formerly known as Thayer-BLUM Funding II, L.L.C.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)

         At December 31, 2001, future minimum lease payments under noncancelable operating leases with an initial or remaining term in excess of one year are as follows:

Fiscal year ending December 31:

2002	$3,428

2003	2,916

2004	2,583

2005	2,471

2006	2,325

After 2006	1,795

$15,518

         As discussed in Note 2, the Company recorded a liability under purchase accounting for noncancelable lease costs associated with facilities in Milpitas, California and Austin, Texas, as part of exit plans to relocate those operations. At December 31, 2001, the remaining liability under these leases amounted to $1,112, which is included in accrued exit costs related to facility closures in the accompanying consolidated balance sheet. In December 2001, the Company closed a facility in Plano, Texas and recorded a liability of $325 related to the expected loss on the sublease of this facility. This liability was accrued under Emerging Issues Task Force Issue No. 88-10, “Costs Associated with Lease Modification or Termination”. This liability is included in accrued exit costs related to facility closures in the accompanying consolidated balance sheet. The total liability for accrued exit costs related to facility closures amounted to $1,437 at December 31, 2001, and the future payments related to this liability are also included in the future minimum lease payments shown above.

         Legal Proceedings. The Company is subject to litigation, claims and assessments that arise in the ordinary course of its business activities. Such matters include contractual matters, employment-related issues and regulatory proceedings. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters will not have a material effect on the Company’s financial position, results of operations or liquidity.

9. Stock-based Compensation

         During 2001, Holding had issued and outstanding common shares totaling 23,000,000 shares. In January 2001, Holding’s shareholder approved the 2001 Stock Option Plan, which provides that options for 3,450,000 shares of common stock may be granted under this plan. This plan provides for the grant of incentive and nonqualified options to employees, directors and consultants of Holding.

         The following summarizes activity related to stock options for the year ended December 31, 2001:

		Weighted Average
	Shares	Exercise Price

Outstanding, December 31, 2000	—	$10.00

Granted	1,041,500	10.00

Canceled	(33,500)	10.00

Outstanding, December 31, 2001	1,008,000	10.00

         At December 31, 2001, options for 113,600 shares were exercisable at $10.00 per share and all of these options expire in 2011. In connection with the reorganization of entities under common control discussed in Note 10, all outstanding options will be exchanged for options of Suntron. However, the holders of outstanding options under the 2001 Stock Option Plan will be entitled to exchange these options

K*TEC OPERATING COMPANY, L.L.C. AND SUBSIDIARY
(formerly known as Thayer-BLUM Funding II, L.L.C.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)

for new options for Suntron common stock at an exercise price of $15.21 per share and for 65.77% of the shares under the Holding plan.

         Holding uses the intrinsic value method to account for stock-based compensation. If compensation cost had been determined for all options granted in 2001, using an option-pricing model under the fair value method prescribed in SFAS No. 123, the Company’s unaudited pro forma net loss for 2001 would have increased by $2,464 to $72,229. The weighted average fair value of options granted for the year ended December 31, 2001 was $7.50 per share. In estimating the fair value of options, the Company used the Black-Scholes option-pricing model employing weighted average assumptions, including that no dividends would be paid, a risk-free interest rate during the term of the options of 4.8%, an expected term for the options of 5.3 years, and a historical stock volatility factor of 94.7%. Historical stock volatility was determined based on the volatility related to the common stock of EFTC when it was a publicly traded company since management believes this is the best indicator the future volatility of the Company’s stock options that were exchanged for options of Suntron.

10. Reorganization of Entities Under Common Control

         On May 3, 2001, Holding; Operating; EFTC Corporation (“EFTC”); and Suntron Corporation, formerly known as Suntek Corporation and Express EMS Corporation, (“Suntron”), a wholly owned subsidiary of EFTC, entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for, among other things, the merger of two wholly owned subsidiaries of Suntron with and into Operating and EFTC, respectively. EFTC was a publicly held electronic manufacturing services company based in Phoenix, Arizona. Thayer-BLUM Funding L.L.C. (“TBF”), an affiliate of Operating, owned approximately 77% of the outstanding common stock of EFTC.

         On May 3, 2001, the parties to the Merger Agreement agreed to substitute Operating as a party to the K*TEC Merger (as such term is defined in the Merger Agreement). Such substitution is reflected in the Amended and Restated Agreement and Plan of Merger dated as of May 3, 2001 by and among Holding, Operating, EFTC and Suntron (the “Amended and Restated Merger Agreement”). On February 28, 2002, EFTC’s shareholders voted in favor of the merger and closing occurred on that date.

         Under the terms of the Amended and Restated Merger Agreement, Suntron formed two new wholly owned subsidiaries, which merged with and into EFTC and Operating, respectively. Accordingly, Operating and EFTC are now wholly owned subsidiaries of Suntron, whose common stock is traded on the Nasdaq National Market under the trading symbol “SUNT”. Based upon the Amended and Restated Merger Agreement’s exchange ratios, the owner of Operating received approximately 55% of Suntron’s outstanding capital stock, while EFTC’s current shareholders received approximately 45% of Suntron’s outstanding capital stock. TBF and its affiliates now own approximately 90% of the outstanding capital stock of Suntron.

         During the year ended December 31, 2001, the Company incurred transaction costs of $805 related to the merger, primarily related to professional fees for legal and auditing services. The merger will be accounted for as a reorganization of entities under common control in 2002 and, accordingly, the transactions costs were charged to operations in the period incurred.

K*TEC OPERATING COMPANY, L.L.C. AND SUBSIDIARY
(formerly known as Thayer-BLUM Funding II, L.L.C.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in Thousands, Except Per Share Amounts)

11. Subsequent Event

         On May 7, 2002, the Company and the Former Parent agreed to settle the Purchase Price dispute for $6,000 whereby the $12,202 principal balance of a note payable to the Former Parent was reduced by $6,860, resulting in an adjusted principal balance payable of $5,342 and accrued interest payable of $658. During the first quarter of 2002, the Company will reduce the carrying amount of goodwill by $6,860 and recognize a credit to operations of $1,029 for accrued interest that was previously expensed and that is no longer payable due to the settlement.

SUNTRON CORPORATION
INTRODUCTION TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

On May 2, 2001, EFTC Corporation (“EFTC”); K*TEC Electronics Holding Corporation, formerly known as K*TEC Electronics Corporation (“Holding”); K*TEC Operating Company, L.L.C., formerly known as Thayer-BLUM Funding II, L.L.C. (“Operating”); and Suntron Corporation, formerly known as Suntek Corporation and Express EMS Corporation, (“Suntron”), a wholly owned subsidiary of EFTC, entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for, among other things, the merger of two wholly owned subsidiaries of Suntron with and into EFTC and Holding, respectively. On May 3, 2001, the parties to the Merger Agreement agreed to substitute Operating as a party to the K*TEC Merger. Operating is 100% owned by Thayer-BLUM Funding III, L.L.C., an affiliate of Thayer-BLUM Funding L.L.C. (“TBF”), EFTC’s principal shareholder. As of December 31, 2001, TBF owned approximately 77% of the outstanding common stock of EFTC. On February 28, 2002, EFTC’s shareholders voted in favor of the merger and closing occurred on that date. The following unaudited pro forma combined financial statements have been prepared to give effect to the mergers of these entities. The mergers will be accounted for as a reorganization of entities under common control.

         Holding is a privately held electronic manufacturing services company based in Sugar Land, Texas. On October 10, 2000, Operating acquired Holding in a business combination that was accounted for using the purchase method. Due to a dispute with the seller over various accounting adjustments, the fair value of the net assets acquired was based on certain estimates that are preliminary and will be revised at a later date when arbitration proceedings are completed or a settlement with the seller is reached. The maximum amount claimed by the seller is reflected as a note payable to the seller. This dispute was resolved. See Note 11 in the accompanying consolidated financial statements.

         The pro forma balance sheet gives effect to the mergers of Operating and Suntron (formerly doing business as EFTC) as if the mergers occurred on December 31, 2001.

         The accompanying pro forma statement of operations for the year ended December 31, 2000 gives effect to Operating’s acquisition of Holding using the purchase method, as if the acquisition occurred on January 1, 2000. Pro forma statements of operations are not presented for periods prior to 2000 since common control of EFTC and Holding did not exist before October 10, 2000.

         These unaudited pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would actually have been reported had Operating’s acquisition of Holding, and had the mergers involving EFTC, Operating and Suntron occurred at the beginning of the periods presented, nor are they necessarily indicative of the future financial position and results of operations. These pro forma financial statements are based upon the respective historical consolidated financial statements and related notes of Suntron (formerly doing business as EFTC) which are included in its Annual Report on Form 10-K, filed with the SEC on April 1, 2002, and the historical financial statements of Operating which are included elsewhere in this Current Report on Form 8-K/A. These pro forma financial statements do not incorporate, nor do they assume, any benefits from cost savings or synergies of operations of the combined companies, or any costs of restructuring, integrating or consolidating these operations. No adjustments were necessary to conform the accounting policies of the combining companies.

SUNTRON CORPORATION AND SUBSIDIARIES
(formerly doing business as EFTC Corporation)
K*TEC OPERATING COMPANY, L.L.C. AND SUBSIDIARY
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
December 31, 2001
(Dollars in Thousands)

	Historical		Pro Forma Adjustments

					Pro Forma
	Suntron	Operating	#	Amount	Combined

ASSETS

Current Assets:

Cash and equivalents	$14,108	$64			$14,172

Trade receivables, net	16,953	14,256	A	(180)	31,029

Inventories	52,613	54,155			106,768

Prepaid expenses and other	1,143	894			2,037

Total Current Assets	84,817	69,369			154,006

Property, Plant and Equipment, at cost:

Total	39,540	79,443			118,983

Less accumulated depreciation and amortization	(18,348)	(19,211)			(37,559)

Net Property, Plant and Equipment	21,192	60,232			81,424

Intangible and Other Assets:

Goodwill, net	6,729	75,875			82,604

Debt issuance costs, net	465	1,341	C	(390)	1,416

Other intangible assets, net	1,843	540			2,383

Deposits and other	400	16			416

Total Intangible and Other Assets	9,437	77,772			86,819

	$115,446	$207,373			$322,249

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:			D	250

Accounts payable and accrued liabilities	$25,692	$22,964	A	(180)	$48,726

Long-term Liabilities:

Bank of America Senior Facility	72	—	B	(72)	—

Citibank Senior Facility	—	31,556	B	72	31,628

Subordinated Debt	—	12,202			12,202

Other	201	—			201

Total Liabilities	25,965	66,722			92,757

Shareholders’ and Members’ Equity

Members’ Equity	—	210,000	E	(210,000)	—

Common Stock (27,414,388 shares—pro forma )	492	—	E	(218)	274

Additional Paid-in Capital	169,782	—	E	210,218	380,000

Deferred stock compensation costs	(205)	—			(205)

Accumulated deficit	(80,588)	(69,349)	C	(390)	(150,577)

			D	(250)

Total Shareholders’ and Members’ Equity	89,481	140,651			229,492

	$115,446	$207,373			$322,249

See accompanying notes to unaudited pro forma combined financial statements.

SUNTRON CORPORATION AND SUBSIDIARIES
(formerly doing business as EFTC Corporation)
K*TEC OPERATING COMPANY, L.L.C. AND SUBSIDIARY
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For The Year Ended December 31, 2001
(Dollars In Thousands, Except Per Share Amounts)

	Historical

			Pro Forma
	Suntron	Operating	Combined

Net Sales	$348,025	$226,376	$574,401

Cost of Goods Sold	310,679	264,853	575,532

Gross profit (loss)	37,346	(38,477)	(1,131)

Operating Costs and Expenses:

Selling, general and administrative expenses	17,343	17,345	34,688

Merger and financing costs	1,570	3,305	4,875

Goodwill amortization	267	2,638	2,905

Total operating costs and expenses	19,180	23,288	42,468

Operating income (loss)	18,166	(61,765)	(43,599)

Other Income (Expense):

Interest expense	(3,431)	(8,786)	(12,217)

Gain (loss) on sale of assets	767	(3)	764

Other, net	99	452	551

Income (loss) before income taxes	15,601	(70,102)	(54,501)

Income Tax Benefit (Expense)	(307)	287	(20)

Net income (loss)	$15,294	$(69,815)	$(54,521)

Earnings (Loss) Applicable to Common Shareholders:

Basic	$14,744		$(55,071)

Diluted	$17,511		$(55,071)

Earnings (Loss) Per Share Applicable to Common Shareholders:

Basic	$0.41		$(2.29)

Diluted	$0.36		$(2.29)

Number of Shares Used for Computation:

Basic	35,889,000		24,091,000	K

Diluted	48,656,000		24,091,000	K

See accompanying notes to unaudited pro forma financial statements.

SUNTRON CORPORATION AND SUBSIDIARIES
(formerly doing business as EFTC Corporation)
K*TEC ELECTRONICS HOLDING CORPORATION AND SUBSIDIARIES
K*TEC OPERATING COMPANY, L.L.C. AND SUBSIDIARY
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For The Year Ended December 31, 2000
(Dollars In Thousands, Except Per Share Amounts)

	Pro Forma for Operating Acquisition of Holding

	Holding (Kent ownership)		Operating

				Pro Forma
	1/1/00	4/2/00	10/10/00	Adjustments			Suntron
	Thru	Thru	Thru			Pro Forma	Year Ended	Pro Forma
	4/1/00	10/9/00	12/31/00	#	Amount	Combined	12/31/00	Combined

Net Sales	$70,401	$215,163	$135,686		$—	$421,250	$327,444	$748,694

Cost of Goods Sold	65,260	198,549	126,992			390,801	311,485	702,286

Gross profit	5,141	16,614	8,694			30,449	15,959	46,408

Operating Costs and Expenses:

Selling, general and administrative expenses	3,516	11,948	4,240	G F	2,706 775	23,185	23,926	47,111

Recapitalization transaction costs	—	—	—			—	5,336	5,336

Merger and financing costs	—	—	2,300			2,300	—	2,300

Severance, retention, closure and relocation costs	—	—	—			—	4,579	4,579

Asset impairment and abandonment	—	—	—			—	1,662	1,662

Goodwill amortization	5	9	640	H	1,982	2,636	267	2,903

Total operating costs and expenses	3,521	11,957	7,180			28,121	35,770	63,891

Operating income (loss)	1,620	4,657	1,514			2,328	(19,811)	(17,483)

Other Income (Expense):

Interest expense	—	—	(1,325)	I	(4,895)	(6,220)	(9,556)	(15,776)

Gain (loss) on sale of assets	(19)	—	—			(19)	4,369	4,350

Other, net	—	—	564			564	(15)	549

Income (loss) before income taxes	1,601	4,657	753			(3,347)	(25,013)	(28,360)

Income Tax Benefit (Expense)	(794)	(1,777)	(287)	J	2,858	—	—	—

Net income (loss)	$807	$2,880	$466			$(3,347)	$(25,013)	$(28,360)

Loss Applicable to Common Shareholders:

Basic							$(27,485)	$(30,832)

Diluted							$(27,485)	$(30,832)

Loss Per Share Applicable to Common Shareholders:

Basic							$(1.72)	$(1.61)

Diluted							$(1.72)	$(1.61)

Number of Shares Used for Computation:

Basic							15,978,000	19,114,000	K

Diluted							15,978,000	19,114,000	K

See accompanying notes to unaudited pro forma combined financial statements.

A.	These unaudited pro forma financial statements reflect the elimination of all material intercompany transactions between Suntron (formerly doing business as EFTC), Holding and Operating.

B.	Upon consummation of the merger, the credit facility with Bank of America was repaid with proceeds from the Citibank Senior facility. The pro forma balance sheet reflects the repayment of the outstanding principal balance related to this credit facility.

C.	The unamortized debt issuance costs related to the Bank of America credit facility will be charged to operations upon termination of the credit facility. This adjustment is reflected in the accompanying pro forma balance sheet but is not reflected in the pro forma statement of operations since it is a non-recurring charge.

D.	Holding, Operating and EFTC estimate that they will incur additional merger related expenses during the first quarter of 2002 of approximately $250, and these costs are reflected as a payable in the pro forma balance sheet. Since the merger will be accounted for as a reorganization of entities under common control, these costs will be charged to operations in the period in which they are incurred. The amount for this adjustment is not reflected in the pro forma statement of operations since it is a non-recurring charge.

E.	Operating’s member’s equity will be eliminated in connection with the merger to reflect the issuance of 15,119,356 shares of Suntron’s common stock. Additionally, Suntron’s capital structure has been adjusted to reflect the exchange of four shares of EFTC common stock for one share of Suntron common stock. The number of shares issued to the shareholders of EFTC totaled 12,295,032 shares. Upon completion of the merger, Suntron has 27,414,388 shares of common stock issued and outstanding.

F.	In October 2000, affiliates of Operating entered into a management agreement with Holding that provides for annual fees of $1,000. The 2000 pro forma statement of operations includes an adjustment to reflect this management fee for the period prior to October 10, 2000.

G.	In connection with Operating’s acquisition of Holding on October 10, 2000, the historical financial statements of Operating reflect the estimated fair value of Holding’s property, plant and equipment, and identifiable intangible assets. The fair value of these assets was higher than the cost basis reported prior to that date, and the estimated useful lives were revised based on management’s estimates. A pro forma adjustment has been recorded to reflect the higher depreciation and amortization expense totaling $2,706 for the period January 1, 2000 through October 9, 2000.

The calculation of this adjustment is presented below:

	Property,	Identifiable
	Plant &	Intangible
	Equipment	Assets	Total

Fair value purchase price allocation	$67,336	$1,050	$68,386

Annual depreciation and amortization expense related to these assets	$15,004	$427	$15,431

Less depreciation and amortization expense included in historical financial statements for 2000	(12,642)	(83)	(12,725)

	$2,362	$344	$2,706

H.	Goodwill of $79,089 was recorded in Operating’s historical financial statements in connection with the Holding purchase price allocation. A pro forma adjustment has been recorded to reflect higher goodwill amortization expense totaling $1,920 for the period January 1, 2000 through October 9, 2000.

The calculation of this adjustment is presented below:

Goodwill recorded in initial purchase price allocation	$79,089

Annual amortization expense, using the straight-line method over 30 years	$2,638

Less amortization expense included in historical financial statements for 2000	(656)

$1,982

I.	In connection with Operating’s acquisition of Holding on October 10, 2000, Kent Electronics provided seller financing that totaled $62,202. The pro forma statement of operations for the year ended December 31, 2000, includes an adjustment to reflect interest expense as if the $62,202 principal amount was outstanding for the period from January 1, 2000 through October 9, 2000 based on the rate in effect on December 31, 2000 of 10%.

J.	If Operating’s acquisition of Holding occurred on January 1, 2000, Holding would not have incurred tax expense based on the pro forma combined net loss for the year ended December 31, 2000. Accordingly, the pro forma statement of operations for the year ended December 31, 2000 includes an adjustment to eliminate income taxes based on the pro forma combined results of the entities as if the acquisition occurred on January 1, 2000.

K.	The pro forma combined earnings per share calculations are based on the number of shares used in the calculation of basic earnings per share for Suntron (formerly doing business as EFTC), after adjusting to reflect the exchange of four shares of EFTC common stock for one share of Suntron common stock. In addition, the shares used in the pro forma earnings per share calculations for each period give effect to the issuance of approximately 15,119,356 shares of Suntron common stock to the owner of Operating. Basic and diluted earnings per share are the same for all periods since all potential common shares were anti-dilutive due to the pro forma combined net loss.

Presented below is a reconciliation of the pro forma combined net loss to the pro forma combined loss applicable to common shareholders for the years ended December 31, 2000 and 2001:

	2000	2001

Pro forma combined net loss	$(28,360)	$(54,521)

Accrued dividends related to EFTC’s convertible preferred stock	(450)	(550)

Deemed dividend related to beneficial conversion feature of EFTC’s convertible preferred stock	(2,022)	—

Pro forma combined loss applicable to common shareholders	$(30,832)	$(55,071)

Presented below are the calculations of the number of shares used to compute pro forma loss applicable to common shareholders for the years ended December 31, 2000 and 2001:

	2000	2001

Number of shares used in the computation of basic earnings per share for Suntron (formerly doing business as EFTC)	15,978,000	35,889,000

Merger Exchange Ratio	.25	.25

Equivalent Suntron shares related to EFTC	3,995,000	8,972,000

Suntron shares to be issued for Operating	15,119,000	15,119,000

	19,114,000	24,091,000